Exhibit 10.77

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 1

to the

MASTER REPURCHASE AGREEMENT

Dated as of May 11, 2015,

among

CALIBER HOME LOANS, INC., BARCLAYS BANK PLC,

and

SUTTON FUNDING LLC

This AMENDMENT NO. 1 (this “Amendment”) is made this 11th day of December, 2015, among CALIBER HOME LOANS, INC., as seller (“Seller”), BARCLAYS BANK PLC, as a purchaser and as agent (“Barclays” or “Agent”) and SUTTON FUNDING LLC, as a purchaser (“Sutton” or a “Purchaser,” and collectively with Barclays, the “Purchasers”), to the Master Repurchase Agreement, dated as of May 11, 2015, between Seller, Barclays, and Sutton, as such agreement may be amended from time to time (the “Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, Seller and the Purchasers have agreed to amend the Agreement to make certain changes thereto, each as more specifically set forth herein; and

WHEREAS, as of the date hereof, Seller represents to Purchasers that Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and that no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of the date hereof:

(a)    Section 2(a) of the Agreement is hereby amended by adding the following new defined term of “Eligible REO Property” in the appropriate alphabetical order:

“Eligible REO Property” means an REO Property acquired by Servicer in the name of Seller as a result of the foreclosure, deed in lieu, or other liquidation of a FHA Buyout Loan.

(b)    The defined term of “Asset Base” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Asset Base” means, on any date of determination and with respect to all Purchased Assets then subject to Transactions and, to the extent applicable, all Eligible Mortgage Loans proposed to be sold to the Purchaser as of such date of determination, the lesser of (i) 100% of the unpaid principal balance of such Purchased Assets and Eligible Mortgage Loans as of such date of determination (except that in the case of an Eligible REO Property, the applicable unpaid principal balance shall be that of the related FHA Buyout Loan immediately prior to becoming Eligible REO Property) and (ii) the product of the applicable Purchase Price Percentage multiplied by the Market Value of such Purchased Assets and Eligible Mortgage Loans.

(c)    The defined term of “Maximum Time on Facility” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Maximum Time on Facility” means for (i) all Agency Eligible Mortgage Loans and Special Purpose Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date, (ii) all Seasoned Mortgage Loans the maximum number of days such Mortgage Loan may be subject to a Transaction is [***] from the related Purchase Date, (iii) all Jumbo Mortgage Loans, the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date, (iv) Modified Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the date on which the modification of such Modified Loan was finalized and trial period concluded, (v) Wet-Ink Mortgage Loans the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the Origination Date; (vi) any FHA Buyout Loan the maximum number of days such Mortgage Loan may be subject to a Transaction (whether or not continuous) is [***] from the related Purchase Date and (vii) any Eligible REO Property, the maximum number of days such REO Property may be subject to a Transaction (whether or not continuous) is [***] from the date the related FHA Buyout Loan became an Eligible REO Property.

(d)    The defined term of “Purchase Date” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Purchase Date” means, with respect to each Transaction, the date on which Purchased Assets are sold by Seller to a Purchaser or such Purchaser’s designee hereunder; provided, that a Purchase Date for any FHA Buyout Loan or Modified Loan may occur no more than four (4) times within a calendar month and, without the prior written consent of Agent, shall not occur within the final two (2) Business Days of such calendar month. For the avoidance of doubt, the Purchase Date for any Eligible REO Property shall be the date the related FHA Buyout Loan converted to an Eligible REO Property, despite that a new Transaction has not occurred.

(e)    The defined term of “Purchase Price” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Purchase Price” means the price at which Purchased Assets subject to a Transaction are sold by Seller to a Purchaser or its designee on a Purchase Date (which includes a mutually negotiated premium allocable to the portion of the related Purchased Assets that constitutes the related Servicing Rights), which shall (unless otherwise agreed to by the Seller and the applicable Purchaser) be equal to the lesser of (i) 100% of the unpaid principal balance of such Purchased Assets as of such date of determination and (ii) the product of the applicable Purchase Price Percentage multiplied by the Market Value of such Purchased Assets as of such date of determination. Notwithstanding the foregoing, the Purchase Price for any Eligible REO Property shall be the Purchase Price attributable to the related FHA Buyout Loan.

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(f)    The defined term of “Purchased Assets” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows:

“Purchased Assets” means all of the following that are sold by Seller to either Purchaser in a Transaction, whether now existing or hereafter acquired: (i) the Eligible Mortgage Loans and Eligible REO Properties, (ii) the related Servicing Rights and related Servicing Records, (iii) Seller’s rights under any related Hedge Instruments to the extent related to the Mortgage Loans and to the extent assignable, (iv) such other Property, rights, titles or interest as are specified on the related Transaction Notice, (v) all mortgage guarantees and insurance relating to the individual Mortgage Loans (issued by governmental agencies or otherwise) or the related Mortgaged Property and any mortgage insurance certificate or other document evidencing such mortgage guarantees or insurance and all claims and payments related to the Mortgage Loans, including all FHA Insurance Contracts and VA Mortgage Loan Guaranty Agreements (vi) all guarantees or other support for the Mortgage Loans, (vii) all rights to (a) Income and (b) Prepayment Income (following the occurrence of an Event of Default); and the rights to enforce such payments arising from the Mortgage Loans and any other contract rights, payments, rights to payment (including payments of interest or finance charges) with respect thereto, (viii) all Takeout Commitments and Trade Assignments (including the rights to receive the related purchase price related therefor), if assignable and applicable, (ix) the Collection Account and all amounts on deposit therein, (x) all Additional Purchased Mortgage Loans, (xi) all “accounts,” “deposit accounts,” “securities accounts,” “chattel paper,” “commercial tort claims,” “deposit accounts,” “documents,” “general intangibles,” “instruments,” “investment property,” and “securities accounts,” relating to the foregoing as each of those terms is defined in the Uniform Commercial Code and all cash and cash equivalents and all other products and proceeds relating to or constituting any or all of the foregoing, (xii) any rights and interest in any purchase agreements or other agreements or contracts relating to or constituting any or all of the foregoing, (xiii) any other collateral pledged relating to any or all of the foregoing, together with all files, material documents, instruments, surveys (if available), certificates, correspondence, appraisals, computer records, computer storage media, accounting records and other books and records relating to the foregoing, and (xiv) any and all replacements, substitutions, distributions on, or proceeds with respect to, any of the foregoing. The term “Purchased Assets” with respect to any Transaction at any time also shall include Additional Purchased Mortgage Loans delivered pursuant to Section 7(b) hereof.

(g)    The defined term of “Repurchase Date” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Repurchase Date” means, with respect to any Transaction, the earliest of (i) the Termination Date, (ii) the date set forth in the related Transaction Notice as the scheduled Repurchase Date, (iii) the second Business Day following Seller’s written notice to Purchaser requesting a repurchase of such Transaction or (iv) at the conclusion of the Maximum Time on Facility for each such Transaction, or if such day is not a Business Day, the immediately following Business Day. Notwithstanding the foregoing, the Repurchase Date for any Eligible REO Property shall be the earliest of (i), (iii), or (iv) above; it being understood that the conversion of an FHA Buyout Loan to Eligible REO Property, while affecting the Maximum Time on Facility, does not constitute a new Transaction subject to a separate Transaction Notice under this Agreement.

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(h)    The defined term of “Repurchase Price” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

“Repurchase Price” means the price at which Purchased Assets are to be transferred from the related Purchaser or its designee to Seller upon termination of a Transaction, which will be determined in each case as the sum of: (i) any portion of the Purchase Price not yet repaid to such Purchaser, (ii) the Price Differential accrued and unpaid thereon, and (iii) any accrued and unpaid fees or expenses or indemnity amounts and any other outstanding amounts owing under the Program Documents from Seller to such Purchaser.     Notwithstanding the foregoing, the Repurchase Price for any Eligible REO Property shall be the Repurchase Price that would be attributable to the related FHA Buyout Loan had it not converted to Eligible REO Property.

(i)    The defined term of “Transaction” in Section 2(a) of the Agreement is hereby amended in its entirety to read as follows (bold language added for emphasis):

(j)    “Transaction” has the meaning assigned thereto in Section 1; provided, however, that a conversion of a FHA Buyout Loan to an Eligible REO Property shall not constitute a new Transaction under this Agreement except for purposes of determining the Maximum Time on Facility.

(k)    Section 3(g) of the Agreement is hereby amended to read in its entirety as follows:

(g)    With respect to a Transaction, upon the earliest of (1) the Repurchase Date and (2) the Termination Date, Seller shall pay to the Agent the related Repurchase Price (other than the related accrued Price Differential) together with any other Obligations then due and payable, and shall repurchase all Purchased Assets then subject to such Transaction. The Repurchase Price shall be transferred by Agent to the related Purchaser; provided that upon the repurchase of any FHA Buyout Loan from Sutton, the Seller shall be reported as the holding lender thereof in accordance with Section 11 of this Agreement, and Sutton shall provide such further assistance as specified therein.

(l)    Subpart (i) of the first sentence of Section 7(b) of the Agreement is hereby amended to read in its entirety as follows (bold language added for emphasis):

(i) 100% of the unpaid principal balance as of such date of all Purchased Assets (except that in the case of an Eligible REO Property, the applicable unpaid principal balance shall be that of the related FHA Buyout Loan immediately prior to becoming Eligible REO Property) then subject to all Transactions and

(m)    Section 11 of the Agreement is hereby amended to read in its entirety as follows:

11.        RELEASE OF PURCHASED ASSETS

(a)     Upon timely payment in full of the Repurchase Price and all other Obligations (if any) then owing with respect to a Purchased Asset pursuant to Section 3(g) or Section 15 hereof, unless a Margin Deficit or an Event of Default shall have occurred and is continuing: (a) the Agent, on behalf of the related Purchaser, shall be deemed to have terminated any security interest that

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the Agent, on behalf of the related Purchaser, or Purchaser may have in such Purchased Asset, (b) all of the Agent and related Purchaser’s right, title and interest in such Purchased Assets shall automatically transfer to Seller, and (c) with respect to such Purchased Asset, the Agent, on behalf of the related Purchaser, shall or shall direct Custodian to release such Purchased Asset to Seller. Except as set forth in Section 15, Seller shall give at least two (2) Business Days prior written notice to the Agent, on behalf of the related Purchaser, if such repurchase shall occur on any date other than the Repurchase Date.

If such a Margin Deficit is applicable, Purchasers shall notify Seller of the amount thereof and Seller may thereupon satisfy the Margin Call in the manner specified in Section 7.

(b)    Notwithstanding any language herein to the contrary, Sutton and Seller agree that following the repurchase of an FHA Buyout Loan by Seller hereunder (whether pursuant to Section 3(g), Section 15, or otherwise), unless a Margin Deficit or an Event of Default shall have occurred and is continuing, Sutton shall cease to have any interest in such FHA Buyout Loan and the proceeds therefrom. Without limiting the foregoing, it is understood and agreed that following payment of the Repurchase Price the Seller shall no longer be required to file applications for insurance benefits in Sutton’s name, and that the proceeds of any FHA claim or otherwise arising from an FHA Buyout Loan that are received by Sutton following such date shall be promptly remitted to Seller.

(c)    Sutton hereby irrevocably constitutes and appoints Seller and any officer or agent thereof, with full power of substitution, as Sutton’s true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Sutton, solely to execute any and all documents as may be necessary (i) to report a change in the holding lender to Seller of any FHA Buyout Loan as of the date of payment of the Repurchase Price (including but not limited to Servicer/Holder Transfer (HUD Form 92080), and (ii) in the event title to any REO Property has been taken in the name of Sutton, to execute such documents as is necessary to convey title to such REO Property to Seller or its designee. This power of attorney is a power coupled with an interest and shall be irrevocable.

(d)    In the event that the foregoing power of attorney is deemed invalid or otherwise inadequate (including by FHA or HUD) to allow Seller to execute the necessary documentation in Sutton’s name to reflect a change in the holding lender from Sutton to Seller or to convey title to REO Property held in the name of Sutton, then Sutton shall, promptly upon request of the Seller, (i) execute and submit the Servicer/Holder Transfer (HUD Form 92080) and such other documentation as may be necessary to report such change in holding lender, and provide evidence of its compliance with the foregoing to Seller, (ii) make such changes in FHA Connection or such other applicable systems or websites as required to consummate such change in holding lender, and (iii) execute such documents as may be necessary in the applicable jurisdiction to transfer title to the REO Property to the Seller or its designee.

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(e)     Sutton agrees to do such further acts and things and to execute and deliver to the Seller such additional assignments, acknowledgments, agreements, deeds, and instruments as are reasonably necessary to carry into effect the intent and purposes of this Section 11 and to release its interests with respect to any FHA Buyout Loan repurchased by the Seller.

(n)    Section 14(aa) of the Agreement is hereby amended to read in its entirety as follows:

(aa)     Eligible REO Property Notification.     Upon any FHA Buyout Loan converting to an Eligible REO Property, Seller shall notify Purchaser and Custodian of such conversion as specified in Section 2(b) of the Custodial and Disbursement Agreement.

(o)    Section 15(b) of the Agreement is hereby amended to read in its entirety as follows (bold language added for emphasis):

(b)    Notwithstanding anything contained herein to the contrary, Seller hereby covenants and agrees to remove and repurchase any Mortgage Loan at any time during the term of this Agreement regarding which there are any actions, suits, arbitrations, claims, investigations or proceedings pending or threatened against Seller that question or challenge the compliance of the Mortgage Loan with the Ability to Repay Rule. Additionally, with respect to any Eligible REO Property which has been determined by a Purchaser to have a Market Value of zero, Seller shall at the direction of Purchaser repurchase such Purchased Asset at a purchase price equal to the Repurchase Price with respect to such Purchased Asset by wire transfer to the account designated by Purchasers.

(p)    Section 16(h) of the Agreement is hereby amended to read in its entirety as follows:

(h)    FHA Buyout Loans. Subject to Section 11 hereof, with respect to each FHA Buyout Loan, (i) the Servicer shall complete the U.S. Department of Housing and Urban Development’s form for Single-Family Application for Insurance Benefits in Sutton’s name and shall cause FHA to pay claims on such FHA Buyout Loan into the Sutton Collection Account, including by ensuring that Box 12 of the form provides the HUD mortgagee identification number for Sutton Funding LLC as “[***]”, and Box 16 provides [***], and (ii) the Servicer shall service such FHA Buyout Loan in Agency Compliance with all FHA requirements. Unless an Event of Default has occurred and is continuing hereunder, any foreclosure of an FHA Buyout Loan, and the resulting Eligible REO Property, shall be taken in the name of the Seller. Each FHA Buyout Loan is an FHA-insured mortgage loan. Each Eligible REO Property is entitled to the benefits of the FHA insurance policy with respect to the FHA Buyout Loan it was related to prior to foreclosure.

(q)    Section 17(u) of the Agreement is hereby amended to read in its entirety as follows:

(u)    Failure by Seller as a Servicer to remit when due Income or Prepayment Income payments required to be made under the terms of this Agreement or such Mortgage Loan or, subject to Section 11 hereof, failure of Seller to cause FHA to make claims payments to Sutton with respect to any FHA Buyout Loan sold to Sutton hereunder;

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(r)    The second sentence of the introductory paragraph of Exhibit B to the Agreement is hereby amended to read in its entirety as follows:

Seller hereby represents and warrants to the applicable Purchaser and Agent that, for each Mortgage Loan and Eligible REO Property as of the related Purchase Date, and on each date that such Mortgage Loan is subject to a Transaction; provided that with respect to any Eligible REO Property any representation and warranty set forth below applicable to a FHA Buyout Loan shall apply to each Eligible REO Property for the time period such Eligible REO Property was a FHA Buyout Loan:

(s)    Section (y) of Exhibit B to the Agreement is hereby amended to read in its entirety as follows:

(y)    Except with respect to an Eligible REO Property, no Mortgage Loan has been converted to an REO Property;

SECTION 2.     Effectiveness. This Amendment shall become effective as of the date that the Agent, on behalf of the Purchasers, shall have received counterparts hereof duly executed by each of the parties hereto.

SECTION 3.     Fees and Expenses. Seller agrees to pay the reasonable out of pocket costs and expenses incurred by the Agent and the Purchasers in connection with this Amendment (including all reasonable fees and out of pocket costs and expenses of Purchasers’ legal counsel) in accordance with Section 23 of the Agreement.

SECTION 4.     Representations. Seller hereby represents to Purchasers and the Agent that as of the date hereof and taking into account the terms of this Amendment, Seller is in compliance in all respects with the terms and conditions of the Agreement and each other Program Document and no Default or Event of Default has occurred and is continuing under the Agreement or any other Program Document.

SECTION 5.     Binding Effect; Governing Law.     THIS AMENDMENT SHALL BE BINDING AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND PERMITTED ASSIGNS. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WHICH SHALL GOVERN).

SECTION 6.     Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

SECTION 7.     Limited Effect.     Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

[Signature Page Follows]

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IN WITNESS WHEREOF, Seller, Barclays and Sutton have caused this Amendment to be executed and delivered by their duly authorized officers as of the date set forth above.

CALIBER HOME LOANS, INC., (Seller)

By:	/s/ Bernard (Russ) Smith
Name:	Bernard (Russ) Smith
Title:	Chief Operating Officer

BARCLAYS BANK PLC, (Purchaser and Agent)

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Director

SUTTON FUNDING LLC (Purchaser)

By:	/s/ Ellen Kiernan
Name:	Ellen Kiernan
Title:	Vice President

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